    As filed with the Securities and Exchange Commission on September 7, 2000

                                                  Commission File No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                          -----------------------------

                           GALILEO INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)


            Delaware                                      36-4156005
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                        9700 West Higgins Road, Suite 400
                            Rosemont, Illinois 60018
                                 (847) 518-4000
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -------------------------

                            Anthony C. Swanagan, Esq.
                    Senior Vice President and General Counsel
                        9700 West Higgins Road, Suite 400
                            Rosemont, Illinois 60018
                                 (847) 518-4000
 (Name, address and telephone number including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

     Jennifer L. Dressler, Esq.                      Jonathan A. Koff, Esq.
           Senior Counsel                              Chapman and Cutler
     Galileo International, Inc.                     111 West Monroe Street
  9700 West Higgins Road, Suite 400                 Chicago, Illinois  60603
     Rosemont, Illinois  60018                           (312) 845-3000
           (847) 518-4000

                            -------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of securities to be registered                Amount           Proposed          Proposed         Amount of
                                                     to be            maximum          maximum        registration
                                                  registered      offering price      aggregate            fee
                                                                   per share(1)     offering price
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share            2,749,815          $18.47         $50,789,083         $13,408
======================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

      Subject to Completion, Preliminary Prospectus Dated September 7, 2000

                                2,749,815 SHARES

                           GALILEO INTERNATIONAL, INC.

                                  COMMON STOCK

         The Galileo International, Inc. (herein referred to as "we," "us" and "our") stockholders listed in this prospectus under the title "Selling Stockholders" are offering and selling up to 2,749,815 shares of Galileo common stock pursuant to this prospectus. The selling stockholders may use this prospectus to sell their stock from time to time until _____________. We will not receive any part of the proceeds from the sale of these shares of common stock.

         The selling stockholders may sell their common stock in one or more transactions on the New York Stock Exchange, the Chicago Stock Exchange or any national securities exchange where the common stock is listed or traded, in the over-the-counter market, in negotiated transactions or otherwise and at prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the NYSE and on the Chicago Stock Exchange under the symbol "GLC." On September 1, 2000 the closing sale price of the common stock as reported on the NYSE was $18.19 per share.

         Investment in the shares involves risks, some of which are described under "Risk Factors" beginning on page 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ______________, 2000.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

         You should rely only on the information or representations provided in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                                TABLE OF CONTENTS
                                                                                                                PAGE

WHERE YOU CAN FIND MORE INFORMATION...............................................................................3

RISK FACTORS......................................................................................................4
       We Are Subject to United States Governmental Regulation....................................................4
       We Are Subject to European Union Governmental Regulation...................................................4
       A Decline in Air Travel May Hurt Our Business..............................................................5
       Competition to Attract and Retain Travel Agency Subscribers Could Have a Negative Effect on Our Business...5
       Failure to Maintain Technological Competitiveness and to Make Technological Innovations May Have a Negative
          Effect on Our Business..................................................................................5
       Our Technology Costs Are Substantial and Cannot Be Quickly Reduced in Response to a Reduction in Revenue...6
       Damage to Key Data Facilities Could Adversely Affect Our Business..........................................6
       An Increase in Direct Access to Travel Vendors Could Hurt Our Business.....................................6
       Our Expansion Into Developing and New CRS Markets Could Encounter Unforeseen Difficulties..................6
       Failure to Transition to a New Internet Protocol-Based Network as Planned May Have a
          Negative Effect on our Business.........................................................................7
       An Increase in Bookings on Internet Travel Sites Could Hurt Our Business...................................7

ABOUT GALILEO.....................................................................................................7
       Competitive Strengths......................................................................................7
       Strategy...................................................................................................8

USE OF PROCEEDS...................................................................................................8

FORWARD-LOOKING STATEMENTS........................................................................................8

SELLING STOCKHOLDERS..............................................................................................9

PLAN OF DISTRIBUTION.............................................................................................11

LEGAL OPINION....................................................................................................12

EXPERTS..........................................................................................................12


                                       2








                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission that provides additional information about us and the common stock owned by the selling stockholders. This prospectus is a part of that registration statement, but does not contain certain information that is in the registration statement. For such additional information, you must read that registration statement along with its exhibits.

         We are subject to the informational requirements of the Securities
Exchange Act of 1934 and file periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities maintained by the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. In addition, our filings under the Exchange Act are available to the public at the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this document the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all of the shares or until _____________, whichever is earlier.

                    1. Annual Report on Form 10-K for the fiscal year ended
         December 31, 1999, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 and all amendments thereto.

                    2. Proxy Statement for the Annual Meeting of stockholders held on May 18, 2000.

                    3. Current Report on Form 8-K dated March 24, 2000, as amended May 23, 2000.

                    4. The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 1, 1997.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: Investor Relations, Galileo International, Inc., 9700 West Higgins Road, Rosemont, Illinois 60018
(telephone number 847/518-4000).

                                       3









                                  RISK FACTORS

         You should carefully consider the following risks as well as the other information contained or incorporated by reference in this prospectus before making a decision to invest in our common stock.

We Are Subject to United States Governmental Regulation

         U.S. Department of Transportation regulations (the "U.S. CRS Rules") govern several elements of the computer reservation system ("CRS") industry. To the extent that a CRS is offered to travel agencies within the United States, the U.S. CRS Rules apply to the operation of that system and its marketing to travel agencies and airlines. The U.S. CRS Rules require an airline that directly or indirectly owns five percent or more of a CRS to participate in all other airline-owned CRSs at the same level of functionality at which it participates in its own CRS. Accordingly, CRS owners such as Continental
Airlines, Delta Airlines, Northwest Airlines and TWA all participate at high levels of functionality within our systems. Although we do not believe that any of these airlines would terminate its participation in our systems entirely, certain airlines have indicated that they would not participate equally in all CRSs in the absence of the U.S. CRS Rules. The expiration of the U.S. CRS Rules has been extended by the U.S. Department of Transportation to March 2001. In the event that such rules were to expire at that time, the decision by several airlines to downgrade their participation in our systems could result in a significant decrease in fees from such airlines. This, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We Are Subject to European Union Governmental Regulation

         We are also subject to detailed regulation in the European Union (the
"EU CRS Rules"). The main purpose of the EU CRS Rules is to encourage free competition among airline vendors by ensuring that all airline vendors and subscribers have equal access to all CRSs operating in the European Union and that the systems and displays of CRSs are neutral and non-discriminatory to all airline vendors, regardless of the size of the airline and whether or not it is an owner of a CRS.

         The EU CRS Rules state that fees charged by CRSs must be non-discriminatory, reasonably structured and reasonably related to the cost of the service provided and used and, in particular, must be the same for the same level of service. CRS bills must be sufficiently detailed to allow participating airlines and subscribers to see exactly which services have been used and participating airlines may disallow certain bookings unless they have previously accepted them. There can be no assurance that the European Commission will not challenge our fee structure or put pressure on us to reduce fees charged to certain vendors. Any such action could have the effect of decreasing revenues earned by us in Europe. This, in turn, could have a material adverse effect on our business, financial condition and results of operations.


                                       4








A Decline in Air Travel May Hurt Our Business

         Because most of our revenues come from the travel industry, events affecting the travel industry can significantly affect our earnings. In particular, because much of our revenue consists of fees generated by airline bookings, our earnings are especially sensitive to events that affect airline travel and the airlines that participate in our systems. Political instability, armed hostilities, terrorism, recession, inflation, strikes, lockouts or other labor disturbances may, if they cause a significant decline in the volume of air travel or an overall downturn in the business and operations of our travel vendor customers, adversely affect our business.

Competition to Attract and Retain Travel Agency Subscribers Could Have a
Negative Effect on Our Business

         Competition to attract and retain travel agency subscribers is intense.
The failure to renew travel agency contracts or obtain new subscribers could negatively impact our business. In highly competitive markets, we and our competitors offer incentive payments to travel agency subscribers if certain productivity or booking volume growth targets are achieved. Although continued expansion of the use of incentive payments could adversely affect our profitability, our failure to continue to make these payments could result in the loss of some travel agency subscribers. If we were to lose a significant portion of our current base of travel agencies to a competitor or if we were forced to increase the amounts of incentive payments significantly, our business, financial condition or results of operations could be materially adversely affected. In addition, our five largest travel agency subscriber customers, measured by 1999 bookings, accounted for approximately 20% of our bookings. The loss of bookings generated by one or more of these travel agencies, without replacement, could negatively impact our business.

Failure to Maintain Technological Competitiveness and to Make Technological
Innovations May Have a Negative Effect on Our Business

         It is important that we make timely and cost-effective enhancements and additions to our technology and introduce new products that meet the business demands of our travel vendor and subscriber customers. The success of new products depends on several factors, including:

         o identifying the needs of travel vendors and subscribers,

         o developing and introducing new products in a timely manner,

         o managing the cost of new product development,

         o differentiating new products from those of our competitors, and

         o achieving market acceptance of new products.

         Our business could suffer if we fail to identify and develop new products in a timely manner, if products developed by others render our offerings obsolete or noncompetitive or if we


                                       5








make substantial investments in technologies that do not achieve broad acceptance in the marketplace.

Our Technology Costs Are Substantial and Cannot Be Quickly Reduced in Response to a Reduction in Revenue

         We have made a significant investment in our technology infrastructure.
As a result, our operating expenses are largely fixed and our technology costs would remain relatively constant even if our booking volumes were to decline. A prolonged reduction in booking volumes could adversely affect our financial condition.

Damage to Key Data Facilities Could Adversely Affect Our Business

         Our data and transaction processing services are dependent on our Data
Center, located near Denver, Colorado. Although we believe that we have taken sufficient precautions to protect this facility, a natural or manmade disaster or other calamity that causes significant damage to the facility or our systems would adversely affect our business. We also rely on several communications companies in the United States and internationally to provide network connections between our Data Center and our travel vendor and subscriber customers. If any of the communications companies are unable to provide the network connections and our contingency plans fail, our business would suffer.

An Increase in Direct Access to Travel Vendors Could Hurt Our Business

         Travel vendors have increasingly been providing direct access to their reservation systems through their web sites, which potentially bypass CRSs. A significant increase in direct access to travel vendors may divert bookings away from our CRSs, which could have a material adverse effect on our results of operations.

Our Expansion Into Developing and New CRS Markets Could Encounter Unforeseen
Difficulties

         We intend to expand our global distribution by penetrating and developing new CRS markets. These markets generally exhibit lower levels of technology and less developed communications infrastructures than mature CRS markets. We may face different cost structures in these markets from those that exist elsewhere. In particular, communications costs in new and developing CRS markets may be higher than in mature markets. Furthermore, in attempting to penetrate these markets, we may encounter other challenges inherent in international expansion, including hiring and training qualified employees, consumer acceptance of our technology, governmental approvals, trade and tariff barriers and political risk. If we are unable to respond to these risks, we may not be able to effectively pursue our strategy of penetrating these markets or may not be able to derive sufficient benefit from expansion into these markets.



                                       6








Failure to Transition to a New Internet Protocol-Based Network as Planned May
Have a Negative Effect on Our Business

         It is important that we execute our business plan for Quantitude, our wholly-owned network communications subsidiary. Our inability to deliver a new
Internet protocol-based network to Galileo and to outside customers within the cost and time frame currently estimated could negatively impact our business.

An Increase in Bookings on Internet Travel Sites Could Hurt Our Business

         Consumers are increasingly making more travel reservations through online travel websites and less through traditional brick & mortar travel agencies. This channel shift could adversely affect our business as our market share of Internet websites is lower than in the traditional brick & mortar agency channel.

                                  ABOUT GALILEO

         We are one of the world's leading providers of electronic global distribution services for the travel industry utilizing a computerized reservation system, or CRS. We provide our subscriber customers with information and booking capability for:

         o more than 500 airlines,

         o approximately 40 car rental companies and

         o more than 200 hotel companies representing approximately 45,000 properties throughout the world.

         In 1999, we completed approximately 350 million bookings, representing over $60 billion in travel services. Our CRS is operated through our Data
Center, which is one of the world's largest commercial data processing complexes. Our Data Center has a system uptime performance record of better than 99.9%.

         Our subscriber customers include travel agencies and corporations and consumers who use our self-booking products. Our travel agency subscriber customers operate more than 171,000 computer terminals at approximately 40,000 locations in 107 countries.

         We believe that, based on revenues, we are the most internationally diversified provider of electronic global distribution services for the travel industry. More than 58% of our 1999 global distribution revenues were derived from bookings made by our subscriber customers outside the United States. We believe that we have significant market share in many of the most important and competitive markets for travel services.

Competitive Strengths

         We intend to reinforce our position as a leading provider of electronic global distribution services and to continue to capitalize on our competitive strengths, which include:

         o a leading market share,

         o a well-balanced and global presence,

         o established relationships with a diverse group of travel vendors,

         o a technologically advanced information system,

         o a comprehensive offering of innovative products, and

         o a team of highly skilled and incentivized personnel.


                                       7










Strategy

         From this base of competitive strengths, we are pursuing a strategy that includes the following initiatives:

         o expanding our global distribution by increasing our subscriber customer base,

         o strengthening customer loyalty through valued customer service,

         o leveraging our technology to meet changing customer needs,

         o capitalizing on opportunities created by increasing Internet use,

         o investing in businesses that complement our technology or core product offerings, thereby increasing the value offered to our customers, and

         o continuing to improve productivity and reduce costs.

         Our principal executive offices are located at 9700 West Higgins Road, Rosemont, Illinois.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders.

                           FORWARD-LOOKING STATEMENTS

         Statements in this prospectus that are not strictly historical, including statements as to plans, objectives and future performance, are forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties associated with our forward-looking statements include, but are not limited to:

         o the loss and inability to replace the bookings generated by one or more of our five largest travel agency customers;

         o our ability to effectively execute our sales initiatives in key markets;

                                       8










         o our sensitivity to general economic conditions and events that affect airline travel and the airlines that participate in our Apollo'r' and Galileo'r' systems;

         o circumstances relating to our investment in technology, including our ability to timely develop and achieve market acceptance of new products;

         o our ability to successfully expand our operations and service offerings in new markets, including the on-line travel market;

         o our ability to manage administrative, technical and operational issues presented by our expansion plans and acquisitions of other businesses;

         o our ability to complete the transition to a new, Internet protocol-based network as planned, and for the cost and within the time frame currently estimated;

         o the results of our international operations and expansion into developing and new computerized reservation system markets and other travel distribution channels, governmental approvals, trade and tariff barriers, and political risks;

         o new or different legal or regulatory requirements governing the CRS industry; and

         o natural disasters or other calamities that may cause significant damage to our Data Center facility.

                              SELLING STOCKHOLDERS

         The following table provides certain information as of the date of this prospectus regarding each selling stockholder's ownership of common stock and as adjusted assuming the sale of all of the shares offered by this prospectus. All of the shares being offered by the selling stockholders were acquired from us in March 2000 in connection with the acquisition of Trip.com, Inc. by us. The shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933. The shares are being registered by us pursuant to a Merger Agreement dated February 7, 2000, among us, Trip.com and Galileo
Acquisition Co., in order to permit public secondary trading in the shares, and the selling stockholders may offer the shares from time to time. The selling stockholders have not had a material relationship with us within the past three years other than as a result of the ownership of the shares.


                                 NUMBER OF                       NUMBER OF
                               SHARES OWNED                     SHARES OWNED
                               BENEFICIALLY     NUMBER OF       BENEFICIALLY
       THE SELLING              BEFORE THE     SHARES BEING      AFTER THE
      STOCKHOLDERS              OFFERING*        OFFERED         OFFERING
-------------------------------------------------------------------------------
Richard         Arzaga
Gilbert         Asakawa
Kevin           Blankenship
Donna           Crafton
Lisa            Crispin
Amy             Davis

                                 NUMBER OF                       NUMBER OF
                               SHARES OWNED                     SHARES OWNED
                               BENEFICIALLY     NUMBER OF       BENEFICIALLY
       THE SELLING              BEFORE THE     SHARES BEING      AFTER THE
      STOCKHOLDERS              OFFERING*        OFFERED         OFFERING
-------------------------------------------------------------------------------
Patricia        DeFazio
Matthew         Doull
Christopher     Feinstein
Roger           George
The Latta Family Trust
Steven          Graese
James           Gregory
Charles J.      Grimes
Jenna           Hamrick
Russell         Heithoff
Linda           Hess
Jennifer        Hofmeister
Maya            Iyengar

The Iyengar Charitable Family Trust
Julie           Jacobs
Regina          Keating
Karen           Kerchis
Ronald L.       Kilgore
Qingping        Kong
David           Loy
Vince           Maes
Charles         McCoy
Douglas         Meer
Maria S.        Mingo-Ordonez
Sasha           Minor
Terry           Niner
Pamela          Osborne
Levi            Reep
Aaron           Reid
David           Shafer
Irene           Sher
William         Skolout
Steven          Strobel
Roxana          Thompson
Brian           Thomson
Cynthia         Toenjes
Antoine         Toffa
Donna           Tyacke
Thomas          Wilson
Mike            Wilson
Alicia          Yanik

MediaOne (AT&T)
Hollinger Digital, Inc.
John J. Baker
John J. Baker CRUT

                                 NUMBER OF                       NUMBER OF
                               SHARES OWNED                     SHARES OWNED
                               BENEFICIALLY     NUMBER OF       BENEFICIALLY
       THE SELLING              BEFORE THE     SHARES BEING      AFTER THE
      STOCKHOLDERS              OFFERING*        OFFERED         OFFERING
-------------------------------------------------------------------------------
Edward J. Baker Family Trust
Harriet B. Baker Exempt Trust
Stephen E. Baker
Norwest Bank CO as Escrow Agent
i:FAO

                       Total       0                             0

*Includes shares such persons have the right to acquire within 60 days of August 31, 2000 pursuant to the exercise of stock options.

                              PLAN OF DISTRIBUTION

         Any or all of the shares offered hereby may be sold from time to time, in one or more transactions, on the NYSE, the Chicago Stock Exchange or on any other exchange on which the shares are listed or traded, in the over-the-counter market or otherwise. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In addition, any or all of the shares that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. Such brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. We will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         The sale of shares by the selling stockholders is subject to compliance by the selling stockholders with certain contractual restrictions with us. There can be no assurance that the selling stockholders will sell all or any of the shares.

         We have agreed with the selling stockholders to use our reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective for ________________ following the effective date of such registration statement. We intend to de-register any of the shares not sold by the selling stockholders at __________________.

                                  LEGAL OPINION

         For the purposes of this offering, Anthony C. Swanagan, our Senior Vice President and General Counsel, is giving his opinion on the legality of the shares being registered. As of the date of this prospectus, Mr. Swanagan owns no shares of Galileo common stock and has the right to acquire under options 4,301 shares of Galileo common stock in the next 60 days.

                                     EXPERTS

         The consolidated balance sheets of Galileo International, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The costs of issuance and distribution will be borne by the Registrant and are estimated to be:

        SEC Registration Fee                         $ 13,408
                                                     -------------
        Blue Sky Expenses                                  --
                                                     -------------
        Transfer Agent Fees                                --
                                                     -------------
        Accounting Fees and Expenses                    3,500
                                                     -------------
        Legal Fees and Expenses                         7,500
                                                     -------------
        Printing                                          500
                                                     -------------
        Miscellaneous                                     500
                                                     -------------
                 TOTAL                               $ 25,408
                                                     =============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonable entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides for such limitation of liability.

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

         In addition, the Registrant maintains liability insurance for its directors and officers.

ITEM 16. EXHIBITS.

   EXHIBIT
   NUMBER

    4.01      Specimen Common Stock Certificate.

    5.01      Opinion of Anthony C. Swanagan, Esq., Senior Vice President and General
              Counsel of Galileo International, Inc., regarding the legality of the
              Common Stock.
   23.01      Consent of KPMG LLP.
   23.02      Consent of Anthony C. Swanagan, Esq., Senior Vice President and General
              Counsel (included in Exhibit 5.01).
   24.01      Power of Attorney.


ITEM 17. UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                            (i) To include any prospectus required by Section
                   10(a)(3) of the 1933 Act;

                            (ii) To reflect in the prospectus any facts or
                   events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 5th day of September, 2000.

                                       GALILEO INTERNATIONAL, INC.




                                     By:           /S/ JAMES E. BARLETT
                                              ---------------------------------
                                                       James E. Barlett
                                                   Chairman, President and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James E. Barlett and Anthony C. Swanagan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of September, 2000.


                         SIGNATURE                                                   TITLE

                   /S/ JAMES E. BARLETT                                    Chairman, President and
------------------------------------------------------------               Chief Executive Officer
                     James E. Barlett                                   (principal executive officer)


                   /S/ CHERYL BALLENGER                                Executive Vice President, Finance,
------------------------------------------------------------        Chief Financial Officer and Treasurer
                     Cheryl Ballenger                            (principal financial and accounting officer)


                  /S/ ANTHONY C. SWANAGAN                                    Senior Vice President,
------------------------------------------------------------             General Counsel and Secretary
                    Anthony C. Swanagan

                  /S/ GRAHAM W. ATKINSON                                            Director
------------------------------------------------------------
                    Graham W. Atkinson

                        /S/ WIM DIK                                                 Director
------------------------------------------------------------
                          Wim Dik

                                                                                    Director
------------------------------------------------------------
                        Mina Gouran

                    /S/ MATTHEW C. MIAU                                             Director
------------------------------------------------------------
                      Matthew C. Miau

                 /S/ GEORGES P. SCHORDERET                                          Director
------------------------------------------------------------
                   Georges P. Schorderet

                  /S/ ANDREW P. STUDDERT                                            Director
------------------------------------------------------------
                    Andrew P. Studdert

                    /S/ KENNETH WHIPPLE                                             Director
------------------------------------------------------------
                      Kenneth Whipple


                                INDEX TO EXHIBITS


    EXHIBIT                                  DESCRIPTION                                      SEQUENTIALLY
     NUMBER                                                                                     NUMBERED
                                                                                                  PAGE
      4.01       Specimen Common Stock Certificate (incorporated herein by                          *
                 reference to the Registrant's Form 8-A (File No. 1-13153) filed on
                 July 1, 1997)......................................................

      5.01       Opinion of Anthony C. Swanagan,  Esq., Senior Vice President and
                 General Counsel of Galileo  International,  Inc.,  regarding the legality of the Common Stock.......................................

     23.01       Consent of KPMG LLP................................................

     23.02       Consent of Anthony C. Swanagan,  Esq., Senior Vice President and
                 General Counsel (included in Exhibit 5.01).........................

     24.01       Power of Attorney (included on the signature page of this
                 Registration Statement)............................................

--------------------

*        Incorporated by reference.

                            STATEMENT OF DIFFERENCES
                            ------------------------

The registered trademark symbol shall be expressed as...................... 'r'